Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Forward Industries, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Shares Reserved for Future Issuance under the 2021 Plan	(1)	Other	4,816,229	$4.23	$20,372,648.67	0.0001381	$2,813.46
Equity	Share Issuable upon Exercise of Outstanding Options under the 2021 Plan	(2)	Other	1,371,606	8.25	11,315,749.50	0.0001381	1,562.71
Equity	Shares Issuable upon Vesting of Outstanding RSUs and PSUs under the 2021 Plan	(3)	Other	2,107,732	$4.23	$8,915,706.36	0.0001381	$1,231.26

Total Offering Amounts:						$40,604,104.53		5,607.43
Total Fee Offsets:								0.00
Net Fee Due:								$5,607.43

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Offering Note(s)

(1)	This Registration Statement on Form S-8 registers a total of 8,724,667 shares of Common Stock, par value $0.01 per share (“Common Stock”), of Forward Industries, Inc. (the “Registrant”) issuable under the Forward Industries, Inc. 2021 Equity Incentive Plan, as amended (the “2021 Plan”). The Registrant previously registered 429,100 shares of Common Stock issuable under the 2021 Plan pursuant to the Registration Statement on Form S-8 originally filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2021, as amended by post-effective amendment No. 1 thereto filed on September 18, 2025 (the “Prior Form S-8”). This Registration Statement also covers the reoffer and resale of these shares by certain selling stockholders named in the reoffer prospectus included herein, prepared in accordance with General Instruction C of Form S-8. Pursuant to Rule 457(h)(3) of the Securities Act, no additional filing fee is required for the resale of such shares that were previously registered.

Represents shares of Common Stock available for future grants under the 2021 Plan as of the date of this Registration Statement.

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on April 29, 2026.
(2)	This Registration Statement on Form S-8 registers a total of 8,724,667 shares of Common Stock, par value $0.01 per share (“Common Stock”), of Forward Industries, Inc. (the “Registrant”) issuable under the Forward Industries, Inc. 2021 Equity Incentive Plan, as amended (the “2021 Plan”). The Registrant previously registered 429,100 shares of Common Stock issuable under the 2021 Plan pursuant to the Registration Statement on Form S-8 originally filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2021, as amended by post-effective amendment No. 1 thereto filed on September 18, 2025 (the “Prior Form S-8”). This Registration Statement also covers the reoffer and resale of these shares by certain selling stockholders named in the reoffer prospectus included herein, prepared in accordance with General Instruction C of Form S-8. Pursuant to Rule 457(h)(3) of the Securities Act, no additional filing fee is required for the resale of such shares that were previously registered.

Represents shares of Common Stock underlying outstanding stock options. Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the weighted average exercise price of the outstanding options.
(3)	This Registration Statement on Form S-8 registers a total of 8,724,667 shares of Common Stock, par value $0.01 per share (“Common Stock”), of Forward Industries, Inc. (the “Registrant”) issuable under the Forward Industries, Inc. 2021 Equity Incentive Plan, as amended (the “2021 Plan”). The Registrant previously registered 429,100 shares of Common Stock issuable under the 2021 Plan pursuant to the Registration Statement on Form S-8 originally filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2021, as amended by post-effective amendment No. 1 thereto filed on September 18, 2025 (the “Prior Form S-8”). This Registration Statement also covers the reoffer and resale of these shares by certain selling stockholders named in the reoffer prospectus included herein, prepared in accordance with General Instruction C of Form S-8. Pursuant to Rule 457(h)(3) of the Securities Act, no additional filing fee is required for the resale of such shares that were previously registered.

Represents shares of Common Stock underlying RSUs and PSUs issued under the 2021 Plan.

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on April 29, 2026.